SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Technology Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For       Against     Abstain
      63,613,194  1,808,508   2,473,460

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

                                       Broker
     For       Against     Abstain    Non-Votes
  49,824,030  3,961,440   4,524,057   9,585,634

Investment policies

                                       Broker
     For       Against     Abstain    Non-Votes
  49,810,441  3,975,030   4,524,057   9,585,634

Diversification

                                       Broker
     For       Against     Abstain    Non-Votes
  49,948,861  3,836,610   4,524,057   9,585,634

Borrowing

                                       Broker
     For       Against     Abstain    Non-Votes
  49,709,293  4,076,178   4,524,057   9,585,634

Senior securities

                                       Broker
     For       Against     Abstain    Non-Votes
  49,964,631  3,820,840   4,524,057   9,585,634

Concentration

                                       Broker
     For       Against     Abstain    Non-Votes
  49,936,584  3,848,886   4,524,057   9,585,634

Underwriting of securities

                                       Broker
     For       Against     Abstain    Non-Votes
  49,932,772  3,852,698   4,524,057   9,585,634

Investment in real estate

                                       Broker
     For       Against     Abstain    Non-Votes
  49,890,486  3,894,985   4,524,057   9,585,634

Purchase of commodities

                                       Broker
     For       Against     Abstain    Non-Votes
  49,769,245  4,016,226   4,524,057   9,585,634

Lending

                                       Broker
     For       Against     Abstain    Non-Votes
  49,794,253  3,991,217   4,524,057   9,585,634

Margin purchases and short sales

                                       Broker
     For       Against     Abstain    Non-Votes
  49,587,747  4,197,724   4,524,057   9,585,634

Pledging of assets

                                       Broker
     For       Against     Abstain    Non-Votes
  49,622,854  4,162,617   4,524,057   9,585,634

Purchases of securities

                                       Broker
     For       Against     Abstain    Non-Votes
  49,884,588  3,900,883   4,524,057   9,585,634

Purchases of options and warrants

                                       Broker
     For       Against     Abstain    Non-Votes
  49,751,758  4,033,713   4,524,057   9,585,634



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